Exhibit 99.1

Contact:	800 S. Douglas Road, 12th Floor
J. Marc Lewis, Vice President-Investor Relations	Coral Gables, Florida 33134
305-406-1815	Tel: 305-599-1800
marc.lewis@mastec.com	www.mastec.com

For Immediate Release

MasTec Announces Fourth Quarter and Annual 2023 Financial Results and Provides Initial 2024 Guidance

•	Record Fourth Quarter and Annual Revenue of $3.3 Billion and $12.0 Billion, Respectively

•	Full Year 2023 Cash Flow from Operations of $687 Million, a 95% Increase Over Full Year 2022

•	Fourth Quarter Reduction in Net Debt of $455 Million

•

2023 Results Include GAAP Net Loss of $47.3 Million, Adjusted Net Income of $156.7 Million, Adjusted EBITDA of $860.3 Million, Diluted Loss Per Share of $0.64 and Adjusted Diluted Earnings Per Share of $1.97

•	Adjusted Diluted Earnings per Share was $0.22 Above the Prior Guidance Estimate

•

Issuing Initial Annual 2024 Guidance Including Revenue of $12.5 Billion, a 4% Increase Over 2023, GAAP Net Income of $105 Million, Adjusted EBITDA of $955 Million, with Diluted Earnings Per Share of $1.04, and Adjusted Diluted Earnings Per Share of $2.69

Coral Gables, FL (February 29, 2024) — MasTec, Inc. (NYSE: MTZ) today announced 2023 fourth quarter and full year financial results and issued its initial 2024 guidance expectation.

For the Fourth Quarter:

Fourth quarter 2023 revenue was up 9.0% to $3.3 billion, compared to $3.0 billion for the fourth quarter of 2022. GAAP net income was $1.2 million, or $0.01 per diluted share, compared to $3.4 million, or $0.04 per diluted share, in the fourth quarter of 2022.

Fourth quarter 2023 adjusted net income and adjusted diluted earnings per share, both non-GAAP measures, were $52.0 million and $0.66, respectively, as compared to $80.0 million and $1.03, respectively, in the fourth quarter of 2022.

Fourth quarter 2023 adjusted EBITDA, also a non-GAAP measure, was $231.4 million, compared to $257.9 million in the fourth quarter of 2022. Fourth quarter 2023 adjusted EBITDA margin rate was 7.1% of revenue.

18-month backlog as of December 31, 2023 was $12.4 billion, with sequential growth in each segment, excluding Oil & Gas, totaling $373 million. The Oil & Gas backlog decrease was primarily related to the expected 2024 completion of a large natural gas pipeline project.

Fourth quarter Cash Flow from Operations was very strong at almost $500 million, enabling significant net debt reduction. Net debt leverage ratio improved significantly from 3.4 times at the end of the third quarter to 2.9 times at yearend.

For the Full Year:

For the year ended December 31, 2023, revenue was up 23% to $12.0 billion, compared to $9.8 billion for the prior year. GAAP net loss was $47.3 million, or a loss of $0.64 per diluted share, compared to net income of $33.9 million, or earnings of $0.42 per diluted share in 2022.

Full year 2023 adjusted net income and adjusted diluted earnings per share, both non-GAAP measures, were $156.7 million and $1.97, respectively, compared to $234.8 million and $3.05, respectively, during 2022.

Full year 2023 adjusted EBITDA, also a non-GAAP measure, was up 10% to $860.3 million, compared to $780.6 million in 2022. Full year 2023 adjusted EBITDA margin rate was 7.2% compared to 8.0% last year.

Adjusted net income, adjusted diluted earnings per share, adjusted EBITDA and net debt, which are all non-GAAP measures, exclude certain items that are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “Fourth quarter results were in line with our expectations after a challenging 2023. We look forward to the opportunities we have this year and expect to deliver record levels of revenue and adjusted EBITDA in 2024. Demand is very strong for our services, and I expect 2024 will position us to deliver double digit revenue and earnings growth in 2025 and beyond.”

Mr. Mas continued, “I’d once again like to thank the 34,000 men and women of MasTec who work every day to build, maintain, and improve the nation’s communications, transportation, energy, and industrial infrastructure. It is hard work and it’s because of them that we have great long-term opportunities.”

Paul DiMarco, MasTec’s Executive Vice President, and Chief Financial Officer, noted, “I’m pleased that we were able to finish 2023 with strong cash flow generation of almost $500 million in Q4, significantly exceeding our prior expectations. DSO, at 74 days was at its lowest level since mid-2017. We are keenly focused on capital allocation to ensure we are generating appropriate returns on the capital we deploy. We will continue to focus on improving the tools and processes we utilize to measure and optimize our performance, and to capitalize on the robust demand environment provided by our end markets.”

Based on the information available today, the Company is providing both first quarter and full year 2024 guidance. The Company currently expects full year 2024 revenue will approximate $12.5 billion, a record level. 2024 full year GAAP net income and diluted earnings per share are expected to approximate $105 million and $1.04, respectively. Full year 2024 adjusted EBITDA is expected to approximate $955 million, representing 7.6% of revenue, and adjusted diluted earnings per share is expected to approximate $2.69.

For the first quarter of 2024, the Company expects revenue of approximately $2.6 billion. First quarter 2024 GAAP net loss is expected to approximate $61 million, with GAAP diluted loss per share expected to approximate $0.88. First quarter 2024 adjusted EBITDA is expected to approximate $130 million or 5.0% of revenue, with adjusted diluted loss per share expected to approximate $0.48. The projected loss in the first quarter is the result of a normal seasonally slow quarter, project delays and project start-up costs.

Management will hold a conference call to discuss these results on Friday, March 1, 2024 at 9:00 a.m. Eastern Time. The call-in number for the conference call is (856) 344-9221 or (888) 256-1007 with a pass code of 4316181. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com. The webcast replay will be available for at least 30 days.

The following tables set forth the financial results for the periods ended December 31, 2023 and 2022:

Consolidated Statements of Operations

(unaudited - in thousands, except per share information)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
Revenue	$3,280,083	$3,008,361	$11,995,934	$9,778,038
Costs of revenue, excluding depreciation and amortization	2,912,370	2,637,071	10,613,762	8,586,333
Depreciation	108,611	107,753	433,929	371,240
Amortization of intangible assets	42,981	54,666	169,233	135,908
General and administrative expenses	178,190	155,194	698,899	559,437
Interest expense, net	59,741	49,942	234,405	112,255
Equity in earnings of unconsolidated affiliates, net	(7,262)	(9,413)	(30,697)	(28,836)
Other (income) expense, net	(14,562)	539	(40,893)	(1,358)

Income (loss) before income taxes	$15	$12,609	$(82,704)	$43,059
Benefit from (provision for) income taxes	1,177	(9,239)	35,408	(9,171)

Net income (loss)	$1,192	$3,370	$(47,296)	$33,888

Net income attributable to non-controlling interests	439	146	2,653	534

Net income (loss) attributable to MasTec, Inc.	$753	$3,224	$(49,949)	$33,354

Earnings (loss) per share:
Basic earnings (loss) per share	$0.01	$0.04	$(0.64)	$0.45

Basic weighted average common shares outstanding	77,879	76,492	77,535	74,917

Diluted earnings (loss) per share	$0.01	$0.04	$(0.64)	$0.42

Diluted weighted average common shares outstanding	78,288	77,770	77,535	76,185

Consolidated Balance Sheets

(unaudited - in thousands)

	December 31, 2023	December 31, 2022
Assets
Current assets	$3,974,253	$3,859,127
Property and equipment, net	1,651,462	1,754,101
Operating lease right-of-use assets	418,685	279,534
Goodwill, net	2,126,366	2,045,041
Other intangible assets, net	784,260	946,299
Other long-term assets	418,485	409,157

Total assets	$9,373,511	$9,293,259

Liabilities and Equity
Current liabilities	$2,837,219	$2,496,037
Long-term debt, including finance leases	2,888,058	3,052,193
Long-term operating lease liabilities	292,873	194,050
Deferred income taxes	390,399	571,401
Other long-term liabilities	243,701	238,391
Total equity	2,721,261	2,741,187

Total liabilities and equity	$9,373,511	$9,293,259

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	For the Years Ended December 31,
	2023	2022
Net cash provided by operating activities	$687,277	$352,297
Net cash used in investing activities	(178,061)	(821,183)
Net cash (used in) provided by financing activities	(350,998)	480,897
Effect of currency translation on cash	751	(2,155)

Net increase in cash and cash equivalents	158,969	9,856

Cash and cash equivalents - beginning of period	$370,592	$360,736

Cash and cash equivalents - end of period	$529,561	$370,592

Backlog by Reportable Segment (unaudited - in millions)	December 31, 2023	September 30, 2023	December 31, 2022
Communications	$5,627	$5,299	$5,303
Clean Energy and Infrastructure	3,115	3,073	3,227
Power Delivery	2,440	2,437	2,709
Oil and Gas	1,225	1,681	1,740
Other	—	—	—

Estimated 18-month backlog	$12,407	$12,490	$12,979

Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others. Estimated backlog represents the amount of revenue we expect to realize over the next 18 months from future work on uncompleted construction contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. Our estimated backlog also includes amounts under master service and other service agreements and our proportionate share of estimated revenue from proportionately consolidated non-controlled contractual joint ventures. Estimated backlog for work under master service and other service agreements is determined based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended December 31,		For the Years Ended December 31,
Segment Information	2023	2022	2023	2022
Revenue by Reportable Segment
Communications	$759.9	$858.6	$3,259.5	$3,233.7
Clean Energy and Infrastructure	1,067.4	1,125.0	3,962.0	2,618.6
Power Delivery	658.0	739.8	2,735.1	2,725.2
Oil and Gas	802.2	291.6	2,072.8	1,219.6
Other	—	—	—	—
Eliminations	(7.4)	(6.7)	(33.5)	(19.1)

Consolidated revenue	$3,280.1	$3,008.4	$11,995.9	$9,778.0

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
Adjusted EBITDA by Segment
EBITDA	$211.3	$225.0	$754.9	$662.5
Non-cash stock-based compensation expense (a)	9.0	8.6	33.3	27.4
Acquisition and integration costs (b)	11.0	26.6	71.9	86.0
Losses, net, on fair value of investment (a)	—	0.4	0.2	7.7
Project results from non-controlled joint venture (c)	—	(2.8)	—	(2.8)
Bargain purchase gain (a)	—	—	—	(0.2)

Adjusted EBITDA	$231.4	$257.9	$860.3	$780.6

Segment:
Communications	$57.7	$94.9	$291.7	$331.8
Clean Energy and Infrastructure	51.7	79.0	169.5	109.2
Power Delivery	52.8	56.8	216.3	241.9
Oil and Gas	95.5	33.6	284.4	171.5
Other	6.8	9.0	25.0	29.0

Segment Total	$264.5	$273.3	$986.9	$883.4
Corporate	(33.2)	(15.5)	(126.6)	(102.8)

Adjusted EBITDA	$231.4	$257.9	$860.3	$780.6

(a)	Non-cash stock-based compensation expense, losses, net, on the fair value of an investment and the bargain purchase gain from a prior year acquisition are included within Corporate EBITDA.
(b)

For the year ended December 31, 2023, Communications, Clean Energy and Infrastructure and Power Delivery EBITDA included $22.5 million, $37.1 million and $8.5 million respectively, of acquisition and integration costs related to our recent acquisitions, and Corporate EBITDA included $3.8 million of such costs. For the year ended December 31, 2022, Communications, Clean Energy and Infrastructure, Power Delivery, Oil and Gas and Corporate EBITDA included $4.7 million, $6.4 million, $39.0 million, $8.0 million and $27.9 million of such acquisition and integrations costs, respectively.

(c)	Project results from a non-controlled joint venture are included within Other segment results

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
Adjusted EBITDA Margin by Segment
EBITDA Margin	6.4%	7.5%	6.3%	6.8%
Non-cash stock-based compensation expense (a)	0.3%	0.3%	0.3%	0.3%
Acquisition and integration costs (b)	0.3%	0.9%	0.6%	0.9%
Losses, net, on fair value of investment (a)	—%	0.0%	0.0%	0.1%
Project results from non-controlled joint venture (c)	—%	(0.1)%	—%	(0.0)%
Bargain purchase gain (a)	—%	—%	—%	(0.0)%

Adjusted EBITDA margin	7.1%	8.6%	7.2%	8.0%

Segment:
Communications	7.6%	11.1%	8.9%	10.3%
Clean Energy and Infrastructure	4.8%	7.0%	4.3%	4.2%
Power Delivery	8.0%	7.7%	7.9%	8.9%
Oil and Gas	11.9%	11.5%	13.7%	14.1%
Other	NM	NM	NM	NM

Segment Total	8.1%	9.1%	8.2%	9.0%
Corporate	—%	—%	—%	—%

Adjusted EBITDA margin	7.1%	8.6%	7.2%	8.0%

NM - Percentage is not meaningful

(a)	Non-cash stock-based compensation expense, losses, net, on the fair value of an investment and the bargain purchase gain from a prior year acquisition are included within Corporate EBITDA.
(b)

For the year ended December 31, 2023, Communications, Clean Energy and Infrastructure and Power Delivery EBITDA included $22.5 million, $37.1 million and $8.5 million respectively, of acquisition and integration costs related to our recent acquisitions, and Corporate EBITDA included $3.8 million of such costs. For the year ended December 31, 2022, Communications, Clean Energy and Infrastructure, Power Delivery, Oil and Gas and Corporate EBITDA included $4.7 million, $6.4 million, $39.0 million, $8.0 million and $27.9 million of such acquisition and integrations costs, respectively.

(c)	Project results from a non-controlled joint venture are included within Other segment results.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	$1.2	$3.4	$(47.3)	$33.9
Interest expense, net	59.7	49.9	234.4	112.3
(Benefit from) provision for income taxes	(1.2)	9.2	(35.4)	9.2
Depreciation	108.6	107.8	433.9	371.2
Amortization of intangible assets	43.0	54.7	169.2	135.9

EBITDA	$211.3	$225.0	$754.9	$662.5

Non-cash stock-based compensation expense	9.0	8.6	33.3	27.4
Acquisition and integration costs	11.0	26.6	71.9	86.0
Losses, net, on fair value of investment	—	0.4	0.2	7.7
Project results from non-controlled joint venture	—	(2.8)	—	(2.8)
Bargain purchase gain	—	—	—	(0.2)

Adjusted EBITDA	$231.4	$257.9	$860.3	$780.6

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income (loss)	0.0%	0.1%	(0.4)%	0.3%
Interest expense, net	1.8%	1.7%	2.0%	1.1%
(Benefit from) provision for income taxes	(0.0)%	0.3%	(0.3)%	0.1%
Depreciation	3.3%	3.6%	3.6%	3.8%
Amortization of intangible assets	1.3%	1.8%	1.4%	1.4%

EBITDA margin	6.4%	7.5%	6.3%	6.8%

Non-cash stock-based compensation expense	0.3%	0.3%	0.3%	0.3%
Acquisition and integration costs	0.3%	0.9%	0.6%	0.9%
Losses, net, on fair value of investment	—%	0.0%	0.0%	0.1%
Project results from non-controlled joint venture	—%	(0.1)%	—%	(0.0)%
Bargain purchase gain	—%	—%	—%	(0.0)%

Adjusted EBITDA margin	7.1%	8.6%	7.2%	8.0%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
Adjusted Net Income Reconciliation
Net income (loss)	$1.2	$3.4	$(47.3)	$33.9
Non-cash stock-based compensation expense	9.0	8.6	33.3	27.4
Amortization of intangible assets	43.0	54.7	169.2	135.9
Acquisition and integration costs	11.0	26.6	71.9	86.0
Losses, net, on fair value of investment	—	0.4	0.2	7.7
Project results from non-controlled joint venture	—	(2.8)	—	(2.8)
Bargain purchase gain	—	—	—	(0.2)
Income tax effect of adjustments (a)	(16.8)	(16.4)	(75.3)	(58.6)
Statutory and other tax rate effects (b)	4.6	5.5	4.6	5.5

Adjusted net income	$52.0	$80.0	$156.7	$234.8

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings (loss) per share	$0.01	$0.04	$(0.64)	$0.42
Non-cash stock-based compensation expense	0.11	0.11	0.43	0.36
Amortization of intangible assets	0.55	0.70	2.16	1.78
Acquisition and integration costs	0.14	0.34	0.92	1.13
Losses, net, on fair value of investment	—	0.01	0.00	0.10
Project results from non-controlled joint venture	—	(0.04)	—	(0.04)
Bargain purchase gain	—	—	—	(0.00)
Income tax effect of adjustments (a)	(0.21)	(0.21)	(0.96)	(0.77)
Statutory and other tax rate effects (b)	0.06	0.07	0.06	0.07

Adjusted diluted earnings per share	$0.66	$1.03	$1.97	$3.05

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

(b)	For the years ended December 31, 2023 and 2022, includes the effect of statutory and other tax rate changes.

Calculation of Net Debt	December 31, 2023	December 31, 2022
Current portion of long-term debt, including finance leases	$177.2	$171.9
Long-term debt, including finance leases	2,888.1	3,052.2

Total Debt	$3,065.3	$3,224.1
Less: cash and cash equivalents	(529.6)	(370.6)

Net Debt	$2,535.7	$2,853.5

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Three Months Ended March 31, 2024 Est.	For the Three Months Ended March 31, 2023
EBITDA and Adjusted EBITDA Reconciliation
Net loss	$(61)	$(80.5)
Interest expense, net	60	52.7
Benefit from income taxes	(23)	(44.7)
Depreciation	110	107.2
Amortization of intangible assets	34	41.9

EBITDA	$121	$76.6

Non-cash stock-based compensation expense	9	8.5
Acquisition and integration costs	—	17.1
Losses, net, on fair value of investment	—	0.2

Adjusted EBITDA	$130	$102.5

	Guidance for the Three Months Ended March 31, 2024 Est.	For the Three Months Ended March 31, 2023
EBITDA and Adjusted EBITDA Margin Reconciliation
Net loss	(2.3)%	(3.1)%
Interest expense, net	2.3%	2.0%
Benefit from income taxes	(0.9)%	(1.7)%
Depreciation	4.2%	4.1%
Amortization of intangible assets	1.3%	1.6%

EBITDA margin	4.6%	3.0%

Non-cash stock-based compensation expense	0.4%	0.3%
Acquisition and integration costs	—%	0.7%
Losses, net, on fair value of investment	—%	0.0%

Adjusted EBITDA margin	5.0%	4.0%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Three Months Ended March 31, 2024 Est.	For the Three Months Ended March 31, 2023
Adjusted Net Loss Reconciliation
Net loss	$(61)	$(80.5)
Non-cash stock-based compensation expense	9	8.5
Amortization of intangible assets	34	41.9
Acquisition and integration costs	—	17.1
Losses, net, on fair value of investment	—	0.2
Income tax effect of adjustments (a)	(12)	(29.2)

Adjusted net loss	$(29)	$(41.9)

	Guidance for the Three Months Ended March 31, 2024 Est.	For the Three Months Ended March 31, 2023
Adjusted Diluted Loss per Share Reconciliation
Diluted loss per share	$(0.88)	$(1.05)
Non-cash stock-based compensation expense	0.12	0.11
Amortization of intangible assets	0.43	0.54
Acquisition and integration costs	—	0.22
Losses, net, on fair value of investment	—	0.00
Income tax effect of adjustments (a)	(0.15)	(0.38)

Adjusted diluted loss per share	$(0.48)	$(0.54)

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Year Ended December 31, 2024 Est.	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	$105	$(47.3)	$33.9
Interest expense, net	210	234.4	112.3
Provision for (benefit from) income taxes	33	(35.4)	9.2
Depreciation	436	433.9	371.2
Amortization of intangible assets	134	169.2	135.9

EBITDA	$917	$754.9	$662.5

Non-cash stock-based compensation expense	38	33.3	27.4
Acquisition and integration costs	—	71.9	86.0
Losses, net, on fair value of investment	—	0.2	7.7
Project results from non-controlled joint venture	—	—	(2.8)
Bargain purchase gain	—	—	(0.2)

Adjusted EBITDA	$955	$860.3	$780.6

	Guidance for the Year Ended December 31, 2024 Est.	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income (loss)	0.8%	(0.4)%	0.3%
Interest expense, net	1.7%	2.0%	1.1%
Provision for (benefit from) income taxes	0.3%	(0.3)%	0.1%
Depreciation	3.5%	3.6%	3.8%
Amortization of intangible assets	1.1%	1.4%	1.4%

EBITDA margin	7.3%	6.3%	6.8%

Non-cash stock-based compensation expense	0.3%	0.3%	0.3%
Acquisition and integration costs	—%	0.6%	0.9%
Losses, net, on fair value of investment	—%	0.0%	0.1%
Project results from non-controlled joint venture	—%	—%	(0.0)%
Bargain purchase gain	—%	—%	(0.0)%

Adjusted EBITDA margin	7.6%	7.2%	8.0%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Year Ended December 31, 2024 Est.	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Adjusted Net Income Reconciliation
Net income (loss)	$105	$(47.3)	$33.9
Non-cash stock-based compensation expense	38	33.3	27.4
Amortization of intangible assets	134	169.2	135.9
Acquisition and integration costs	—	71.9	86.0
Losses, net, on fair value of investment	—	0.2	7.7
Project results from non-controlled joint venture	—	—	(2.8)
Bargain purchase gain	—	—	(0.2)
Income tax effect of adjustments (a)	(41)	(75.3)	(58.6)
Statutory and other tax rate effects (b)	—	4.6	5.5

Adjusted net income	$234	$156.7	$234.8

	Guidance for the Year Ended December 31, 2024 Est.	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings (loss) per share	$1.04	$(0.64)	$0.42
Non-cash stock-based compensation expense	0.48	0.43	0.36
Amortization of intangible assets	1.69	2.16	1.78
Acquisition and integration costs	—	0.92	1.13
Losses, net, on fair value of investment	—	0.00	0.10
Project results from non-controlled joint venture	—	—	(0.04)
Bargain purchase gain	—	—	(0.00)
Income tax effect of adjustments (a)	(0.52)	(0.96)	(0.77)
Statutory and other tax rate effects (b)	—	0.06	0.07

Adjusted diluted earnings per share	$2.69	$1.97	$3.05

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

(b)	For the years ended December 31, 2023 and 2022, includes the effect of statutory and other tax rate changes.

The tables may contain slight summation differences due to rounding.

MasTec uses EBITDA and Adjusted EBITDA, as well as Adjusted Net Income, Adjusted Diluted Earnings Per Share and net debt, to evaluate our performance, both internally and as compared with its peers, because these measures exclude certain items that may not be indicative of its core operating results, as well as items that can vary widely across different industries or among companies within the same industry. MasTec believes that these adjusted measures provide a baseline for analyzing trends in its underlying business. MasTec believes that these non-U.S. GAAP financial measures provide meaningful information and help investors understand its financial results and assess its prospects for future performance. Because non-U.S. GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-U.S. GAAP financial measures having the same or similar names. These financial measures should not be considered in isolation from, as substitutes for, or alternative measures of, reported net income or diluted earnings per share or total debt, and should be viewed in conjunction with the most comparable U.S. GAAP financial measures and the provided reconciliations thereto. MasTec believes these non-U.S. GAAP financial measures, when viewed together with its U.S. GAAP results and related reconciliations, provide a more complete understanding of its business. Investors are strongly encouraged to review the company’s consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy, utility and other infrastructure, such as: wireless, wireline/fiber and customer fulfillment activities; power delivery infrastructure, including transmission, distribution, environmental planning and compliance; power generation infrastructure, primarily from clean energy and renewable sources; pipeline infrastructure, including for natural gas, water and carbon capture sequestration pipelines and pipeline integrity services; heavy civil and industrial infrastructure, including roads, bridges and rail; and environmental remediation services. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news and webcasts on the Events & Presentations page in the Investors section therein.

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include, but are not limited to, statements relating to expectations regarding the future financial and operational performance of MasTec; expectations regarding MasTec’s business or financial outlook; expectations regarding MasTec’s plans, strategies and opportunities; expectations regarding opportunities, technological developments, competitive positioning, future economic conditions and other trends in particular markets or industries; the impact of inflation on MasTec’s costs and the ability to recover increased costs, as well as other statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors in addition to those mentioned above, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Other factors that might cause such a difference include, but are not limited to: market conditions, including from rising or elevated levels of inflation or interest rates, regulatory or policy changes, including permitting processes and tax incentives that affect us or our customers’ industries, supply chain issues and technological developments; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures; project delays due to permitting processes, compliance with environmental and other regulatory requirements and challenges to the granting of project permits, which could cause increased costs and delayed or reduced revenue; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including potential economic downturns, inflationary issues, the availability and cost of financing, supply chain disruptions, climate-related matters, customer consolidation in the industries we serve and/or the effects of public health matters; activity in the industries we serve and the impact on the expenditure levels of our customers of, among other items, fluctuations in commodity prices, including for fuel and energy sources, fluctuations in the cost of materials, labor, supplies or equipment, and/or supply-related issues that affect availability or cause delays for such items; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; risks related to completed or potential acquisitions, including our ability to integrate acquired businesses within expected timeframes, including their business operations, internal controls and/or systems, which may be found to have material weaknesses, and our ability to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, as well as the risk of potential asset impairment charges and write-downs of goodwill; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, our ability to enforce any noncompetition agreements, and our ability to maintain a workforce based upon current and anticipated workloads; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the adequacy of our insurance, legal and other reserves; the timing and extent of fluctuations in operational, geographic and weather factors, including from climate-related events, that affect our customers, projects and the industries in which we operate; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; the effect of state and federal regulatory initiatives, including risks related to the costs of compliance with existing and potential future environmental, social and governance requirements, including with respect to climate-related matters; requirements of and restrictions imposed by our credit facility, term loans, senior notes and any future loans or securities; systems and information technology interruptions and/or data security breaches that could adversely affect our ability to operate, our operating results, our data security or our reputation, or other cybersecurity-related matters; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investments; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience, including as a result of shares we may issue as purchase consideration in connection with acquisitions, or as a result of other stock issuances; our ability to obtain performance and surety bonds; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with our internal controls over financial reporting, as well as other risks detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.